Exhibit 99.2.2

Certification Required Under Section 906 of the Sarbanes-Oxley Act of 2002

I, Joan S. Freilich, the Chief Financial Officer of Consolidated Edison Company of New York, Inc. (the “Company”) certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which this statement accompanies, (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joan S. Freilich
Joan S. Freilich
Dated:	May 15, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.